EXHIBIT 5.1

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

June 8, 2007

Movie Star, Inc.

1115 Broadway

New York, New York 10010

Gentlemen:

Reference is made to the Registration Statement on Form S-1 (as it may be amended, the “Registration Statement”) and prospectus contained therein (the “Prospectus”) filed with the Securities and Exchange Commission on June 8, 2007 by Movie Star, Inc. (“Company”), a New York corporation, under the Securities Act of 1933, as amended (“Securities Act”), with respect to (i) a total of $20,000,000 of shares of common stock, par value $0.01 per share (“Common Stock”) to be issued by the Company upon the exercise of non-transferable subscription rights to purchase such shares of Common Stock (“Rights Offering”) and (ii) up to 50,000 shares of Common Stock issuable upon exercise of a warrant (“Warrant”) to be offered for resale by a certain person.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued in the Rights Offering and upon exercise of the Warrant have been duly authorized, and, upon issuance of such shares of Common Stock in the manner contemplated by the Prospectus contained in the Registration Statement, will be legally issued, and fully paid and nonassessable.

In giving this opinion, we have assumed that all certificates for the Company’s shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company’s transfer agent and registered by the Company’s registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller